UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2006

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2006, RealNetworks, Inc. (the "Company") granted cash bonus awards to each of John Giamatteo, the Company's Executive Vice President, Worldwide Technology Products and Services and International Operations, Sid Ferrales, the Company's Senior Vice President, Human Resources, and Michael Eggers, the Company's Senior Vice President, Chief Financial Officer and Treasurer. These cash bonus awards are part of a special bonus program being paid to a select team of RealNetworks’ employees and executive officers for their efforts related to the Company's proposed acquisition of WiderThan Co., Ltd. ("WiderThan").

Mr. Giamatteo was awarded a cash payment of $250,000 upon the signing of a Combination Agreement (the "Agreement") dated September 12, 2006 by and among the Company, RN International Holdings B.V. ("Offering Subsidiary"), a subsidiary of the Company, and WiderThan pursuant to which the Offering Subsidiary will offer to acquire all of the outstanding common stock and American Depositary Shares ("ADSs") of WiderThan in an all-cash tender offer (the "Tender Offer") for $17.05 per share. Mr. Giamatteo will receive a second cash payment of $250,000 upon the closing of the Tender Offer, which is subject to various closing conditions and is expected to be completed during the first quarter of 2007. If Mr. Giamatteo voluntarily terminates his employment with the Company or is involuntarily terminated by the Company for cause prior to the closing of the Tender Offer, he will not be eligible to receive cash payments that are due after the date he ceases to be employed by the Company. In the case of death or disability, Mr. Giamatteo or his heirs will receive all remaining payments within 30 days.

In addition, subject to the closing of the Tender Offer, the vesting schedule applicable to the stock options for the purchase of 750,000 shares of the Company's Common Stock granted to Mr. Giamatteo on June 20, 2005 pursuant to the Company's 2005 Stock Incentive Plan will be accelerated to a five year vesting schedule, with the first 30% vesting on December 20, 2006, and an additional 10% vesting each successive six months of completed employment thereafter until the options become fully vested on June 20, 2010.

Mr. Ferrales was awarded a cash payment of $75,000 upon the signing of the Agreement and will receive a second cash payment of $75,000 upon the closing of the Tender Offer. If Mr. Ferrales voluntarily terminates his employment with the Company or is involuntarily terminated by the Company for cause prior to the closing of the Tender Offer, he will not be eligible to receive cash payments that are due after the date he ceases to be employed by the Company. In the case of death or disability, Mr. Ferrales or his heirs will receive all remaining payments within 30 days.

Mr. Eggers was awarded a cash payment of $50,000 upon the signing of the Agreement.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

September 14, 2006	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: Sr. VP, General Counsel and Corp. Secretary